Exhibit (d)(i)

AMERICAN DRIVE VARIABLE INSURANCE TRUST

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the 10th day of September 2026, by and between American Drive Variable Insurance Trust (the “Trust”) on behalf of each of its series (each, a “Fund” and, together the “Funds”) as set forth on Schedule A attached hereto, and Hantz Financial Services, Inc. (the “Adviser”), a corporation organized under the laws of the state of Michigan, with the Adviser’s principal place of business at 26200 American Drive, Southfield, MI 48034.

WHEREAS, the Trust is an open-end, management investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Trust desires to retain the Adviser to serve as investment adviser for the Funds and the Adviser is willing to do so;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed by and between the parties, as follows:

1.	General Provision.

The Trust hereby employs the Adviser, and the Adviser hereby undertakes to act as the investment adviser for the Funds and to perform such other duties and functions as are hereinafter set forth with respect to its obligations herein. The Adviser shall conform to, and use its best efforts to enable the Trust to conform to: (a) the applicable provisions of the 1940 Act and any rules or regulations thereunder; (b) any other applicable provisions of state or federal law; (c) the provisions of the Trust’s Declaration of Trust (“Declaration of Trust”) and By-Laws (“By-Laws”) as amended from time to time; (d) policies and determinations of the Board of Trustees (the “Board” and each trustee of the Trust, a “Trustee” and collectively, the “Trustees”) communicated to the Adviser; (e) the Fund’s fundamental policies and investment restrictions as reflected in its registration statement under the 1940 Act or as such policies may, from time to time, be amended by the Fund’s shareholders; and (f) the Fund’s prospectus (“Prospectus”) and statement of additional information (“Statement of Additional Information”) in effect from time to time. The appropriate officers and employees of the Adviser shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Trust with respect to any matters regarding the business and affairs of the Trust or the Funds for which the Adviser is responsible pursuant to this Agreement.

2.	Investment Management.

(a) The Adviser shall, subject to the oversight of the Board, (i) regularly provide, or arrange for and oversee the provision of, investment advice and recommendations to each Fund with respect to its investments, investment policies and the purchase and sale of securities and other investments; (ii) implement the investment program of each Fund and direct the composition of its portfolio and determine, or oversee the determination of, what securities and other investments shall be purchased or sold by each Fund; and (iii) arrange, subject to the provisions of paragraph 7 hereof, for the purchase of securities and other investments for each Fund and the sale of securities and other investments held in the portfolio of such Fund.

(b) Provided that the Trust shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of subparagraph (c) of paragraph 7 hereof, the Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

(c) The Adviser is authorized to delegate any or all of its investment management obligations under this Agreement to one or more sub-advisers (each, a “Sub-Adviser” and, together the “Sub-Advisers”), and may enter into agreements with the Sub-Advisers, and may replace any such Sub-Advisers from time to time in its discretion, in accordance with the 1940 Act, the Advisers Act, and rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the staff of Commission, and if applicable, exemptive orders or similar relief granted by the Commission, and upon receipt of approval of such Sub-Advisers by the Board and by shareholders of the Fund (unless any such approval is not required by such statutes, rules, regulations, interpretations, orders or similar relief). No such approval will be required for the Adviser to delegate any administrative responsibilities. The Adviser shall be responsible for supervising the investment management activities of the Sub-Advisers to which it has delegated responsibility in carrying out the investment program of the Fund. The retention of a Sub-Adviser by the Adviser shall not relieve the Adviser of its responsibilities under this Agreement. The Adviser may pay a Sub-Adviser a portion of the compensation received by the Adviser hereunder.

(d) Nothing in this Agreement shall prevent the Adviser or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict the Adviser or any of its directors, officers or employees from buying, selling or trading any securities or other instruments for its own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by the Adviser of its duties and obligations under this Agreement and under the Advisers Act.

3.	Other Duties of the Adviser.

(a) The Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Adviser shall be deemed to include persons employed or otherwise retained by the Adviser to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Adviser may desire.

(b) The Adviser shall also furnish such reports, evaluations, information or analyses to the Trust as the Board may request from time to time or as the Adviser may deem to be desirable. The Adviser shall make recommendations to the Board with respect to Fund policies, and shall carry out such policies as are adopted by the Trustees. The Adviser shall, subject to review by the Board, furnish such other services as the Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

(c) The Trust will make available to the Adviser such financial reports, proxy statements and other information relating to the business and affairs of the Funds as the Adviser may reasonably require in order to discharge its duties and obligations hereunder. The Adviser shall as agent for the Trust maintain the Trust’s records required in connection with the performance of its obligations under this Agreement and required to be maintained under the Investment Company Act. All such records so maintained shall be the property of the Trust and, upon request therefor, the Adviser shall surrender to the Trust such of the records so requested; provided that the Adviser may, at its own expense, make and retain copies of any such records.

(d) The Adviser shall bear the cost of rendering the investment advisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Trust who are also directors, officers or employees of the Adviser.

4.	Trust Expenses.

(a) Except as otherwise provided in this Agreement or by law, the Adviser shall not be responsible for any expenses of the Trust or any Fund and the Trust and each Fund assumes and shall pay or cause to be paid all of its expenses, including, without limitation: organizational and offering expenses (including without limitation out-of-pocket expenses of the Adviser, but not overhead or employee costs of the Adviser) unless otherwise agreed to in writing by the Trust and the Adviser; expenses for legal, accounting and auditing services (including expenses of legal counsel to the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust or the Adviser); taxes (including without limitation securities and commodities issuance and transfer taxes) and governmental fees (including without limitation fees payable by the Trust to federal, state or other governmental agencies and associated filing costs); dues and expenses incurred in connection with membership in investment company organizations (including without limitation membership dues of the Investment Company Institute); costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Trust’s custodians and sub-custodians, administrators and sub-administrators, registrars, depositories, transfer agents, dividend disbursing agents and dividend reinvestment plan agents (including under the custody, administration and other agreements); costs of valuation service providers retained by the Trust or the Adviser; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); fees and expenses of registering or qualifying securities of a Fund for sale in the various states; fees and expenses incident to listing of a Fund’s shares on any exchange; postage, freight and other charges in connection with the shipment of a Fund’s portfolio securities; fees and expenses of Trustees who are not interested persons (as defined in the 1940 Act) of the Trust or the Adviser and of any other trustees or members of any advisory board or committee who are not employees of the Adviser or any corporate affiliate of the Adviser; salaries of shareholder relations personnel; costs of shareholders meetings; insurance (including, without limitation, insurance premiums on property or personnel (including, without limitation, officers and Trustees) of a Fund which inure to its benefit); interest; brokerage costs (including, without limitation, brokers’ commissions or transactions costs chargeable to a Fund in connection with portfolio securities transactions to which the Fund is a party); any costs and expenses associated with or related to due diligence performed with respect to a Fund’s offering of its shares, including, but not limited to, costs associated with or related to due diligence activities performed by, on behalf of, or for the benefit of broker-dealers, registered investment advisers, distribution platforms and third-party due diligence providers, to the extent contemplated in the Trust’s distribution plan; a Fund’s proportionate share of expenses related to investment transactions, (including, without limitation, research costs, fees and expenses of legal, financial, accounting, consulting or other advisers (including the Adviser or its affiliates)), broken deal expenses (including, without limitation, research costs, fees and expenses of legal, financial, accounting, consulting or other advisers (including the Adviser or its affiliates)) in connection with conducting due diligence or otherwise pursuing a particular non-consummated transaction, fees and expenses in connection with arranging financing for a particular non-consummated transaction, travel costs, deposits or down payments that are forfeited in connection with, or amounts paid as a penalty for, a particular non-consummated transaction and other expenses incurred in connection with activities related to a particular non-consummated transaction); all expenses incident to the payment of any dividend, distribution (including any dividend or distribution program), withdrawal or redemption, whether in shares or in cash; the cost of making investments (including third-party fees and expenses with respect to or associated with negotiating any such investments) purchased or sold for a Fund; litigation and other extraordinary or non-recurring expenses (including, without limitation, legal claims and liabilities and litigation costs and any indemnification related thereto) (subject, however, to paragraph 2 hereof); the cost of any valuation service provider engaged on the Trust’s behalf or with respect to a Fund’s assets (including engagement of such valuation service provider by the Adviser or its affiliates) and all other charges and costs of the Trust’s or a Fund’s operations.

(b) The Trust shall reimburse the Adviser or its affiliates for any expenses of the Trust or a Fund as may be reasonably incurred as specifically provided for in this Agreement (including, for the avoidance of doubt, any of the above expenses incurred by the Adviser or its affiliates on the behalf of the Trust or a Fund) or as specifically agreed to by the Board. The Adviser shall keep and supply to the Trust reasonable records of all such expenses.

5.	Compensation of the Adviser.

The Trust agrees to pay the Adviser and the Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee as set forth on Schedule B. If this Agreement expires or is terminated, the Adviser shall be entitled to receive all amounts (including any accrued by unreimbursed expenses) payable to it and not yet paid pursuant to this Section.

6.	Use of Names.

(a) The Trust agrees and consents that: (i) the name “Hantz” is proprietary to Hantz Financial Services, Inc. (or one or more of its affiliates); (ii) it will only use the name “Hantz” as a component of its name or a name of its series and for no other purpose; (iii) it will not purport to grant to any third party the right to use the name for any other purpose; (iv) Hantz Financial Services, Inc., or one or more of its affiliates may use or grant to others the right to use the name “Hantz” as all or a portion of a corporate or business name or for any commercial purpose, including, without limitation, a grant of such right to any other investment company or other pooled vehicle; (v) upon termination of this Agreement, the Trust shall promptly take whatever action may be necessary to change its name and the name of its series and discontinue any further use of the name “Hantz” in the name of the Trust, a Fund or otherwise.

7.	Portfolio Transactions and Brokerage.

(a) The Adviser is authorized, subject to the supervision and oversight of the Board, to establish and maintain accounts on behalf of a Fund with, and place orders for the purchase and sale of a Fund’s portfolio securities or other investments with or through, such persons, brokers or dealers, futures commission merchants or other counterparties (“brokers”) as the Adviser may elect and negotiate commissions to be paid on such transactions; provided, however, that a broker affiliated with the Adviser shall be used only in transactions permissible under applicable laws, rules and regulations, including without limitation the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder, as well as permitted by the policies adopted by the Trust or a Fund. The Adviser, upon reasonable request of the Board, shall as promptly as reasonably practicable provide the Board with copies of all agreements regarding brokerage arrangements related to a Fund.

(b) The Adviser shall enter into transactions and place orders for the purchase and sale of portfolio investments for the Trust’s account with brokers, dealers and/or other counterparties selected by the Adviser. In the selection of such brokers, dealers and/or other counterparties and the entering into of such transactions and placing of such orders, the Adviser shall seek to obtain for the Trust the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Trust the most favorable price and execution available, the Adviser, bearing in mind the best interests of the Trust at all times, shall consider all factors it deems relevant, including without limitation price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker, dealer or counterparty involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Board may determine, or as may be mutually agreed to by the Adviser and the Board, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker or dealer that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any Commission guidance issued thereunder) to the Adviser an amount of commission for effecting an investment transaction in the Trust that is in excess of the amount of commission or spread that another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission or spread was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the Adviser with respect to the accounts for which it exercises investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act). It is recognized that the services provided by such brokers and dealers may be useful to the Adviser in connection with the Adviser’s services to other clients. The Adviser is responsible for obtaining a completed Form W-9 from any broker it selects to place orders for the Trust, and responsible for providing such to the Trust.

(c) On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations (including, without limitation, any applicable exemptive orders or Commission guidance) and subject to the trade allocation procedures, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions or spreads and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Adviser in accordance with the approved procedures.

(d) The Adviser shall render reports to the Board as requested regarding commissions generated as a result of trades executed by the Adviser for a Fund, as well as information regarding third-party services, if any, received by the Adviser as a result of trading activity relating to a Fund with brokers and dealers.

8.	Duration.

This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 9 hereof, this Agreement shall remain in effect until two years from the date hereof, and thereafter will continue in effect from year to year, so long as such continuance shall be approved at least annually by the Board, including, without limitation, the vote of the majority of the Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a “majority” (as defined in the 1940 Act) of the outstanding voting securities of the Trust and by such a vote of the Board.

9.	Termination.

This Agreement may be terminated as to a Fund: (a) by the Adviser at any time without penalty upon giving at least sixty days’ written notice (which notice may be waived with respect to a Fund); (b) by the Trust at any time without penalty upon at least sixty days’ written notice to the Adviser (which notice may be waived by the Adviser); or (c) by the Trust upon delivery of written notice from the Trust to the Adviser in the event of a material breach of any provision of this Agreement by the Adviser, provided that, to the extent such material breach is capable of being cured, the Trust shall have first provided the Adviser written notice of the material breach and the Adviser shall have failed to cure such breach to the reasonable satisfaction of the Trust within thirty days after the delivery of such notice; provided that termination by the Trust under (b) or (c) above shall be directed or approved by the vote of a majority of all of the Trustees then in office or by the vote of the holders of a “majority” (as defined in the 1940 Act) of the outstanding voting securities of such Fund.

10.	Limitation of Liability and Indemnification.

(a) In the absence of willful misfeasance, gross negligence, reckless disregard of its obligations to the Trust, or bad faith, the Adviser and any owner, partner, member, manager, director, officer, or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors, or other legal representatives, shall not be subject to liability to the Trust or its shareholders under this Agreement for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, instrument, or other Trust asset, including, without limitation, for any error of judgment, for any mistake of law, for any act or omission by the Adviser, any affiliate of the Adviser, or any Sub-Adviser, except as may otherwise be provided under provisions of applicable state law or federal securities law which cannot be waived or modified hereby.

(b) To the fullest extent permitted by law, the Trust shall indemnify, defend, and hold harmless the Adviser, or any owner, partner, member, manager, director, officer, or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors, or other legal representatives (each such person being an “Indemnitee”), against any claim, loss, damage, liability, reasonable cost, or reasonable expense (including reasonable attorney’s fees, judgments, and other related expenses in connection therewith and amounts paid in defense and settlement thereof) (individually, the “Liability,” and collectively, the “Liabilities”) to which the Indemnitee may be liable that arises or results from (i) this Agreement or the performance of any services under this Agreement, so long as such Liabilities did not arise primarily from such Indemnitee’s willful misfeasance, gross negligence, reckless disregard of its obligations and duties under this Agreement, or bad faith, and (ii) the Adviser’s obligation to indemnify a Sub-Adviser or any owner, partner, member, manager, director, officer, or employee of the Sub-Adviser, and any of their affiliates, executors, heirs, assigns, successors, or other legal representatives under the terms of the Sub-Adviser’s Sub-Advisory Agreement so long as such indemnification obligations did not arise primarily from such Indemnitee’s willful misfeasance, gross negligence, reckless disregard of its obligations and duties under this Agreement, or bad faith. The rights of indemnification provided under this Section shall not be construed so as to provide for indemnification of any aforementioned persons for any losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section to the fullest extent permitted by law. This indemnification obligation shall survive the termination of this Agreement.

(c) To the fullest extent permitted by law, the Adviser shall indemnify, defend, and hold harmless the Trust, all controlling persons of the Trust (as described in Section 15 of the 1933 Act), and all affiliates, executors, heirs, assigns, successors, or other legal representatives of such controlling persons (each such person, in addition to those defined elsewhere herein, a “Trust Indemnitee”) against any Liability to which the Trust Indemnitee may be liable that results from the Adviser’s willful misfeasance or gross negligence in connection with the performance of the Adviser’s obligations under this Agreement, from the Adviser’s reckless disregard of its obligations and duties under this Agreement, or the Adviser’s bad faith. The rights of indemnification provided under this Section shall not be construed so as to provide for indemnification of any aforementioned persons for any losses (including any liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section to the fullest extent permitted by law. This indemnification obligation shall survive the termination of this Agreement.

(d) Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before which the proceeding was brought that the Indemnitee or Trust Indemnitee was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnitee or Trust Indemnitee was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of Trustees who are neither “interested persons” (as defined in the 1940 Act) of the Fund nor parties to the proceeding (“disinterested non-party Trustees”) or (b) an independent legal counsel in a written opinion. An Indemnitee shall be entitled to advances from the Trust for payment of the reasonable expenses (including reasonable counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. Prior to any such advance, the Indemnitee shall provide to the Trust a written affirmation of its good-faith belief that the standard of conduct necessary for indemnification by the Trust has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (i) the Indemnitee shall provide a security in form and amount acceptable to the Trust for its undertaking; (ii) the Trust is insured against losses arising by reason of the advance; or (iii) a majority of a quorum of disinterested non-party Trustees or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Trust at the time the advance is proposed to be made, that there is reason to believe that the Indemnitee will ultimately be found to be entitled to indemnification.

(e) The Adviser shall not be obligated to perform any service not described in this Agreement. The Adviser shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved or that the Adviser’s overall management of the Fund will be successful. The Trust understands that investment decisions made for the Trust by the Adviser are subject to various market, currency, economic, political, and business risks, and that those investment decisions will not always be profitable.

(f) The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust or other organizational documents and agrees that the obligations assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust. In addition, the Adviser shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee.

11.	Assignment or Amendment.

This Agreement may not be amended without the affirmative vote of the Board, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast at a meeting called for the purposes of voting on such approval and, where required by the 1940 Act, by a vote or written consent of a “majority” of the outstanding voting securities, and shall automatically and immediately terminate in the event of its “assignment,” as defined in the 1940 Act.

12.	Definitions.

The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the 1940 Act.

13.	Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken altogether shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

14.	Governing Law, Jurisdiction, etc.

This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control. The state and federal courts sitting within the State of Delaware shall be the sole and exclusive forums for any action or proceeding hereunder and the parties hereto consent to the jurisdiction thereof. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.	Severability.

If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

16.	Entire Agreement.

This Agreement contains the entire understanding and agreement of the parties with respect to the subject matter hereof. Each party shall perform such further actions and execute such further documents as are necessary to effectuate the purpose of this Agreement.

17.	Survival.

The provisions of Sections 5, 6, 10, 14 and 17 shall survive termination of this Agreement.

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AMERICAN DRIVE VARIABLE INSURANCE TRUST

By:	/s/ John Marcum
Name:	John Marcum
Title:	President

HANTZ FINANCIAL SERVICES, INC.

By:	/s/ John Machcinski
Name:	John Machcinski
Title:	President

SCHEDULE A TO

ADVISORY AGREEMENT

American Drive Aggressive Allocation Portfolio

American Drive Moderate Allocation Portfolio

Sch. A-1

SCHEDULE B TO

ADVISORY AGREEMENT

For the services provided and the expenses assumed pursuant to this Agreement, the Trust shall pay to the Adviser compensation at the following annual rates, accrued daily and payable monthly in arrears by the 10th business day of the next succeeding month, based upon the daily “Average Net Assets” of the Fund:

American Drive Moderate Allocation Portfolio: 0.60%

American Drive Aggressive Allocation Portfolio: 0.72%

Average Net Assets means the total value of all assets of the Fund (including any assets attributable to any leverage that is outstanding), less the amount equal to all accrued debts, liabilities, and obligations of the Fund (excluding debts, liabilities and obligations representing financial leverage). The value of the Fund’s assets for this purpose shall be computed in accordance with the Fund’s policies and procedures for calculating its net asset value. In the case of a partial month, compensation will be based on the number of days during the month in which the Adviser provided services to the Fund.

Sch. B-1